EXHIBIT 21

Subsidiaries of the Registrant

Subsidiaries of the Registrant
Name	Jurisdiction
CNL Beneficiary Blue Corp.	Delaware
CNL Beneficiary Blue TRS Corp.	Delaware
CNL Beneficiary Blue LLC	Delaware
CNL Beneficiary Whistler Corp.	Delaware
CNL Beneficiary Whistler TRS Corp.	Delaware
CNL Beneficiary Whistler, LLC	Delaware
CNL DMC GP, LLC	Delaware
CNL DMC, LP	Delaware
CNL Dallas Market Center GP, LLC	Delaware
CNL Dallas Market Center LP	Delaware
CNL Income Canada Lessee Corp.	Delaware
CNL Income Copper GP, LLC	Delaware
CNL Income Copper LP	Delaware
CNL Income GP Corp.	Delaware
CNL Income LLVR GP, LLC	Delaware
CNL Income LLVR LP	Delaware
CNL Income LP Corp.	Delaware
CNL Income Mammoth GP, LLC	Delaware
CNL Income Mammoth LP	Delaware
CNL Income Partners, LP	Delaware
CNL Income Sandestin GP, LLC	Delaware
CNL Income Sandestin LP	Delaware
CNL Income Snowshoe GP, LLC	Delaware
CNL Income Snowshoe LP	Delaware
CNL Income Squaw Valley GP, LLC	Delaware
CNL Income Squaw Valley LP	Delaware
CNL Income Stratton Valley GP, LLC	Delaware
CNL Income Stratton Valley LP	Delaware
CNL Retail Beneficiary, LP	Delaware
CNL Retail Blue Option Trust	Delaware
CNL Retail Manager Corp.	Delaware
CNL Retail Manager Holding Corp.	Delaware
CNL Retail SPE Option Trust	Delaware
CNL Retail SPE Trust	Delaware
CNL Retail Upper Holding Trust	Delaware
CNL Village Retail GP, LLC	Delaware
CNL Village Retail Partnership, LP	Delaware
US Canada Property Trust Alpha	Jersey
US Canada Property Alpha Blue Nominee Corp.	British Columbia
US Canada Property Alpha Whistler Nominee Corp.	British Columbia
WTC Trade Mart GP, LLC	Delaware
WTC Trade Mart, LP	Delaware
IFDC-GP, LLC	Texas
IFDC Property Company, Ltd.	Texas
IFDC H20, LLC	Texas

*	Each entity does business under its listed name.